EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the accompanying Quarterly Report on Form 10-Q of Digirad Corporation for the period ended September 30, 2008, I, Todd P. Clyde, President, Chief Executive Officer and Chief Financial Officer of Digirad Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	such Quarterly Report on Form 10-Q of Digirad Corporation for the period ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q of Digirad Corporation for the period ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Digirad Corporation at the dates and for the periods indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

October 28, 2008

/s/ TODD P. CLYDE
Todd P. Clyde
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed copy of this written statement required by Section 906 has been provided to Digirad Corporation and will be retained by Digirad Corporation and furnished to the Securities and Exchange Commission or its staff upon request.